EXHIBIT 10.8.1




                                 AMENDMENT NO. 6

                                       TO

                         DEFERRED COMPENSATION AGREEMENT


     Amendment No. 6, effective the 4th day of April, 2001, between LECHTERS, INC. (hereinafter referred to as the "Corporation") and DONALD JONAS (hereinafter referred to as "Employee") to Deferred Compensation Agreement, dated December 9, 1987, as amended June 15, 1989, August 15, 1989, June 15,
1995, April 8, 1996 and February 14, 2001 (hereinafter referred to as the "Agreement").

     WHEREAS,  the parties  desire to further  amend said  Agreement as follows:

     1.Employee hereby releases the Corporation from its obligation to make the payments to Employee under Paragraph 3 thereof as amended.

     2. The Corporation agrees to continue to provide the Employee for his lifetime in accordance with paragraphs 2 and 3 of Amendment dated June 15, 1995 participation in (a) the Group Life Insurance Plan of the Corporation and (b) the Group Medical and Dental Plan of the Corporation.

     3. The Employee agrees for his lifetime in accordance with paragraph 4 (a) and (b) of the Agreement not to compete with the Corporation and to provide the advisory services specified therein.

     4. Except as hereby amended, the Agreement is in all respects approved, ratified and confirmed.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 6 to be executed as of the date first written above.

Dated:  April 4th, 2001

                               LECHTERS, INC.

                               BY:  /s/ David K. Cully
                                    ------------------
                                    Name: David K. Cully
                                    Title: President and Chief Executive Officer

                                    /s/ Donald Jonas
                                    ----------------
                                    Name: Donald Jonas